UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a) Waivers under Company’s Debtor-in-Possession Credit and Security Agreement

On February 1, 2008, the Company and its wholly-owned Canadian subsidiary, Pope & Talbot Ltd., entered into a Seventh Waiver to Debtor-in-Possession Credit and Security Agreement (the “Seventh Waiver”), dated as of February 1, 2008, with Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders under the Debtor-in-Possession Credit and Security Agreement (the “DIP Agreement”). Under the Seventh Waiver, the lenders waived any default or event of default under (i) Section 8(a)(a) of the DIP Agreement resulting from the occurrence of a material adverse deviation from the budget during certain prior periods with respect to payroll taxes and benefits, chemical payments, tax payments, utility payments and cash receipts set forth in the budget and (ii) under Section 8(c) of the DIP Agreement resulting from the failure to consummate the sale of the wood products business prior to January 31, 2008 in accordance with Section 6.17(b)(iv) of the DIP Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

4.1	Seventh Waiver to Debtor-in-Possession Credit and Security Agreement, dated as of February 1, 2008, among Pope & Talbot, Inc., Pope & Talbot Ltd., Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 11, 2008.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	Vice President and Chief Financial Officer